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                                                                    EXHIBIT 4.14



                                  AMENDMENT TO
                         REGISTRATION RIGHTS AGREEMENT

         This Amendment to Registration Rights Agreement (this "Agreement") is made as of March 25, 1997 by and between the Trustees of General Electric Pension Trust, a New York trust ("GEPT"), and IXC Communications Inc., a Delaware corporation ("IXC").

                                   BACKGROUND

         A. IXC, GEPT and certain other persons are parties to that certain Registration Rights Agreement dated as of June 10, 1996 (the "1996 Agreement"). Furthermore, GEPT, as a holder of shares of IXC's 7 1/4% Junior Convertible Preferred Stock (the "Preferred Stock"), has certain rights under the Registration Rights Agreement dated as of March 25, 1997 among IXC, Credit Suisse First Boston Corporation and Dillon, Read & Co., Inc. (the "1997 Agreement").

         B. GEPT is willing to agree not to exercise any demand registration rights under the 1996 Agreement prior to May 15, 1997 and, in return, IXC is willing to extend the term of the 1996 Agreement and to grant additional rights to GEPT with respect to the 1997 Agreement, all on the terms and conditions set forth below.


                                   AGREEMENT

         Accordingly, in consideration of the foregoing and for the promises set forth below, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

         1. Amendment of Section 2(a) of the 1996 Agreement. The first sentence of Section 2(a) of the 1996 Agreement is hereby amended to delete the phrase "prior to March 1, 2000 (the "Registration Period")". The penultimate sentence of Section 2(a) is hereby amended by replacing the number "10" with the number "5" in each of the two places in which it appears. The purpose of this amendment is to permit GEPT to exercise its demand registration rights pursuant to such Section 2(a) at any time and to eliminate the expiration date of such rights so long as GEPT holds at least 5% of the outstanding shares of common stock of IXC.

         2. Temporary Standstill. GEPT shall not exercise any demand registration rights under the 1996 Agreement prior to May 15, 1997.

         3. Review Rights relating to the 1997 Agreement. IXC agrees to furnish, without charge, to GEPT, prior to the filing thereof with the Securities and Exchange Commission (the "Commission"), a copy of the Shelf Registration Statement (as defined in the 1997 Agreement) and each amendment thereof and each amendment or supplement, if any, to the prospectus included therein and, in the event that GEPT is participating in the Shelf Registration Statement,
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shall use its best efforts to reflect in each such document, when so filed with the Commission, such comments as GEPT reasonably may propose.

         4. Effective Date. The provisions of this Agreement are effective immediately.

         5. Counterparts; Facsimile Signatures. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute a single agreement. This Agreement may be executed by facsimile signature and facsimile signatures shall be fully binding and effective for all purposes and shall be given the same effect as original signatures. If any party delivers a copy of this Agreement containing a facsimile signature, such party shall promptly forward an originally executed copy to the other party; however, the failure by any party to so deliver an originally executed copy shall not affect in any way the binding nature of such party's facsimile signature.

         6. No Other Changes. Except as expressly provided above, the 1996 Agreement shall remain unchanged and in full force and effect.




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         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

IXC COMMUNICATIONS, INC.                   TRUSTEES OF GENERAL ELECTRIC
                                           PENSION TRUST



By:     /s/ John J. Willingham             By:     /s/ Donald W. Torey
    --------------------------------           ---------------------------
Name:   John J. Willingham                 Name:   Donald W. Torey
      ------------------------------             -------------------------
Title:  Senior Vice President and
        Chief Financial Officer            Title:  Trustee
       -----------------------------              ------------------------





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